Exhibit 99.1

MidCentral Energy Services, LLC and Affiliate

Combined and Consolidated Financial Statements
As of September 30, 2013 and December 31, 2012 and for the Nine Months ended September 30, 2013 and the Year Ended December 31, 2012

MidCentral Energy Services, LLC and Affiliate

Independent Auditor’s Report

Board of Directors
MidCentral Energy Services, LLC and Affiliate
Oklahoma City, Oklahoma

We have audited the accompanying combined and consolidated financial statements of MidCentral Energy Services, LLC and Affiliate, which comprise the combined and consolidated balance sheets as of September 30, 2013 and December 31, 2012, and the related combined and consolidated statements of operations, changes in members’ equity, and cash flows for the periods then ended, and the related notes to the combined and consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined and consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined and consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined and consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined and consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined and consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined and consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined and consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined and consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined and consolidated financial statements referred to above present fairly, in all material respects, the financial position of MidCentral Energy Services, LLC and Affiliate at September 30, 2013 and December 31, 2012, and the results of its operations and cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Austin, TX
January 28, 2014

Combined and Consolidated Financial Statements

MidCentral Energy Services, LLC and Affiliate

Combined and Consolidated Balance Sheets

	September 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$1,196,635	$560,833
Accounts receivable	3,547,297	2,917,419
Other receivables	50,358	304,656
Inventory	230,353	49,062
Prepaid expenses	823,161	294,103
Total current assets	5,847,804	4,126,073

Property and equipment
Rental equipment, net	2,906,056	—
Other property and equipment, net	4,370,569	1,773,552
Total property and equipment	7,276,625	1,773,552

Deposits	18,275	12,175

Total assets	$13,142,704	$5,911,800
Liabilities and Members’ Equity
Current liabilities
Accounts payable	$627,085	$760,150
Accrued liabilities	502,634	463,327
Insurance premium payables	616,669	156,291
Related parties payable	341,373	458,331
Factoring payable	1,931,559	1,429,698
Current maturities of long-term debt	751,300	723,341
Total current liabilities	4,770,620	3,991,138

Long-term debt (net of current maturities)	1,703,044	139,532

Total liabilities	6,473,664	4,130,670

Commitments and Contingencies (Note 7)

Members’ equity	6,669,040	1,781,130
Total liabilities and members’ equity	$13,142,704	$5,911,800

See accompanying notes to combined and consolidated financial statements.

MidCentral Energy Services, LLC and Affiliate

Combined and Consolidated Statements of Operations

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012

Revenues
Service revenue	$14,540,191	$9,507,669
Rental revenue	2,502,013	2,218,893
Total revenues	17,042,204	11,726,562

Operating costs and expenses:
Costs of providing services (excluding depreciation)	8,091,540	6,528,788
Costs of providing rental equipment (excluding depreciation)	748,653	418,806
General and administrative	4,656,774	5,705,877
Depreciation	675,664	472,885
Gain on disposal of fixed assets	(21,017)	(48,258)
Total operating costs and expenses	14,151,614	13,078,098

Operating income (loss)	2,890,590	(1,351,536)

Other income (expense):
Interest expense	(335,172)	(183,861)
Other income	47	11,629
Total other income	(335,125)	(172,232)

Income (loss) from continuing operations	2,555,465	(1,523,768)

Income (loss) from discontinued operations
Gain on sale of business unit	—	220,000
Income (loss) from business operations	(83,194)	138,415
Income (loss) from discontinued operations	(83,194)	358,415

Net income (loss)	$2,472,271	$(1,165,353)

See accompanying notes to combined and consolidated financial statements.

MidCentral Energy Services, LLC and Affiliate

Combined and Consolidated Statements of Changes in Members’ Equity

	Class A		Class B		Class C
	(Shares)	(Dollars)	(Shares)	(Dollars)	(Shares)	(Dollars)	Total Consolidated	WHDS	Total Consolidated and Combined

Balance, December 31, 2011	6,611	$945,483	—	$—	—	$—	$945,483	$—	$945,483
Current period loss	—	(681,785)	—	(483,568)	—	—	(1,165,353)	—	(1,165,353)
Distributions	—	(180,000)	—	—	—	—	(180,000)	—	(180,000)
Equity-based compensation	—	—	3,389	2,181,000	—	—	2,181,000	—	2,181,000
Balance, December 31, 2012	6,611	83,698	3,389	1,697,432	—	—	1,781,130	—	1,781,130

Transfers of equity upon distribution		(263,613)					(263,613)	263,613	—
Current period income	—	1,212,021	—	621,319	—	235,768	2,069,108	403,163	2,472,271
Contributions	—	—	—	—	—	—	—	2,222,759	2,222,759
Distributions	—	(29,333)	—	(14,667)	—	—	(44,000)	(308,120)	(352,120)
Equity-based compensation	—	—	—	—	1,329	545,000	545,000	—	545,000

Balance, September 30, 2013	$6,611	$1,002,773	$3,389	$2,304,084	$1,329	$780,768	$4,087,625	$2,581,415	$6,669,040

See accompanying notes to combined and consolidated financial statements.

MidCentral Energy Services, LLC and Affiliate

Combined and Consolidated Statements of Cash Flows

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
Cash Flows From Operating Activities
Net income (loss)	$2,472,271	$(1,165,353)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	675,664	472,885
Equity based compensation	545,000	2,181,000
Gain on disposal of fixed assets	(21,017)	(48,258)
(Increase) decrease in assets:
Accounts receivable	(629,878)	(1,338,310)
Related party receivable	—	613,799
Other receivables	89,338	(166,873)
Inventory and other assets	(187,391)	(14,982)
Prepaid expenses	(68,680)	210,845
Increase (decrease) in liabilities:
Accounts payable	(322,927)	243,352
Accrued liabilities	229,169	70,711
Related party payable	(116,958)	356,574
Net cash provided by operating activities	2,664,591	1,415,390

Cash Flows From Investing Activities
Proceeds from sale of assets	33,000	252,326
Purchase of equipment	(4,023,556)	(1,157,966)
Net cash used in investing activities	(3,990,556)	(905,640)
Cash Flows From Financing Activities
Advances from factoring	10,594,128	10,248,721
Repayments on factoring	(10,092,267)	(9,855,782)
Payments on debt	(410,733)	(239,368)
Member contributions	2,222,759	—
Member distributions	(352,120)	(180,000)
Net cash provided by financing activities	1,961,767	(26,429)
Net increase in cash	635,802	483,321
Cash at beginning of year	560,833	77,512
Cash at end of year	$1,196,635	$560,833
Supplemental disclosures of cash flow information
Cash paid during the year for interest	$304,190	$149,689
Non-cash investing and financing activity:
Purchase of property and equipment with long-term debt	$2,002,203	$646,651

See accompanying notes to combined and consolidated financial statements.

MidCentral Energy Services, LLC and Affiliate

Notes to Combined and Consolidated Financial Statements

1.	Organization and Nature of Business

MidCentral Energy Services, LLC (“MCE” or the “Company”) is a limited liability company formed in June, 2010 and is headquartered in and operates from Oklahoma City, Oklahoma, with an additional field presence in the Eagle Ford Shale at Karnes City, Texas. MCE offers full service blow-out prevention installation and pressure testing services throughout the Mid-Continent Region.  In addition, MCE offers short-term rentals from Oklahoma City, Oklahoma of American Petroleum Institute (API) Certified rental irons such as: spacer spools; double-studded adapters; blow-out preventers; ram blocks; choke manifolds; accumulators; and various other pressure components.

Wild Horse Drilling Systems, LLC (“WHDS”) is a limited liability company and operates from Oklahoma City, Oklahoma. WHDS began operations as a directional drilling company in 2011. Beginning January 1, 2013, WHDS began renting API Certified rental iron and various other pressure components to MCE.

2.	Summary of Significant Accounting Policies

Basis of Accounting
The Company uses the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Combination and Consolidation
The consolidated financial statements include the accounts of MCE and its wholly-owned subsidiaries, including: Danny’s Energy Services, LLC, Danny’s BOP, LLC, Wild Horse Hard Banding, LLC (“WHHB”) (dissolved August 26, 2013), Danny’s Oilfield Trucking, LLC, (“DOT”) (sold April 22, 2012) and WHDS for the year ended December 31, 2012. Effective January 1, 2013, MCE distributed 100% of WHDS and its assets to one of the owners of MCE, Torus, LLC (“Torus”). The consolidated accounts of MCE and its wholly-owned subsidiaries were combined with the accounts of WHDS for financial reporting purposes as of and for the nine months ended September 30, 2013, because the operations are under common management and the operations of both entities were sold to New Source Energy Partners LP (“NSLP”) in the transaction discussed in Note 13. The results of operations of DOT, WHHB and WHDS have been segregated on the combined and consolidated statements of operations and are reported as discontinued operations for all periods presented. Refer to Note 10, Discontinued Operations, for additional information. Unless otherwise noted, amounts and disclosures throughout these notes to the combined and consolidated financial statements relate to continuing operations.

The majority member of MCE is the sole member of WHDS. WHDS has only one customer, MCE. All intercompany accounts and transactions have been eliminated.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments (i.e., investments which, when purchased, have original maturities of three months or less) to be cash equivalents. Cash is held at financial institutions that are insured by the FDIC. At times the balance may exceed the federally insured limits.

Accounts Receivable and Allowances

Accounts receivable include amounts due from customers for services performed. The Company grants credit to its customers in the ordinary course of business and generally does not require collateral. Customer balances are considered delinquent if unpaid 90 days following the invoice date, and credit privileges may be revoked if balances remain unpaid.

MidCentral Energy Services, LLC and Affiliate

Notes to Combined and Consolidated Financial Statements

Management reduces the carrying amount of accounts receivable by an allowance for doubtful accounts that reflects the best estimate of the amounts that will not be collected. Based on management’s assessment for the customer’s current credit worthiness, they estimate the portion, if any, of the balance that will not be collected. Management writes off receivables as a charge to allowance for doubtful accounts after all collection attempts have been exhausted.

Based on management’s assessment of credit history with customers having outstanding balances and current relationships with them, it has concluded that realization of losses on balances outstanding at year-end will be immaterial; therefore no allowance for doubtful accounts is deemed necessary as of September 30, 2013 and December 31, 2012; however, actual write-offs may occur.

The Company factors a large percentage of its accounts receivables. As part of the factoring arrangement, all receivables are pledged as collateral. See Note 8.

Inventory
Inventory is stated at the lower of cost or market value, determined on an average cost basis. Inventories consist of consumable materials used during the performance of services and are available for resale. The Company assesses the realizability of its inventories based on specific usage and future utility. A charge to cost of sales is taken when factors that would result in a need for reduction in valuation, such as excess or obsolete inventory, are determined. No valuation or allowance of obsolescence is deemed necessary as of September 30, 2013 or December 31, 2012.

Impairment of Long-Lived Assets - The Company evaluates whether the carrying value of long-lived assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable. The Company considers various factors when determining if these assets should be evaluated for impairment, including, but not limited to:

•	An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset

•	Significant adverse changes in the extent or manner in which an asset is used, or in its physical condition

•	A significant adverse change in the market value of an asset

•	A current expectation that, more likely than not, an asset will be sold or otherwise disposed of before the end of its estimated useful life

Property and Equipment
Property and equipment is recorded at cost, net of accumulated depreciation. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. The Company calculates depreciation expense using the straight-line method over the assets’ estimated useful lives, which are as follows:

Estimated Useful Life
Light duty vehicles	3 years
Machinery and equipment	3-10 years
Office furniture and equipment	3-7 years
Trailers	7 years
Rental iron	10 years
Leasehold improvements	***
***Leasehold improvements are depreciated on the straight-line basis over the lesser of their useful lives or the remaining months of the applicable lease.

Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance, and repairs that do not improve or extend the life of such assets, are charged to operations as incurred.

Fair Value of Financial Instruments
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, GAAP requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. The carrying amounts reflected in the balance sheet for

MidCentral Energy Services, LLC and Affiliate

Notes to Combined and Consolidated Financial Statements

cash, cash equivalents, accounts receivable, accounts payable, accrued liabilities, and factoring payable approximate the respective fair values due to the short maturities of those instruments. Other financial instruments consist of long-term obligations. The fair value of long-term obligations is estimated based on current interest rates offered to the Company for obligations with similar remaining maturities. The recorded value of these financial instruments approximated fair value at September 30, 2013 and December 31, 2012. The Company has no financial instruments in place that require revaluing on an ongoing basis, or that would require testing for impairment. This could change in the future.

Unit-based compensation

From time to time, the Company exchanges its equity instruments for services provided that are based on the fair value of the Company’s equity instruments or that may be settled by the issuance of those equity instruments in exchange for services. The cost of the services received in exchange for equity instruments is measured based on the grant date fair value of those instruments. That cost is recognized as compensation expense over the requisite service period (generally the vesting period).

Revenue Recognition
The Company accounts for revenue on an accrual basis. Revenue is recognized when persuasive evidence of an arrangement exists, the product or service has been provided, the price is fixed or determinable and collection is reasonably assured. The Company recognizes service revenue at the time the customer signs and approves a job ticket, which occurs after the service has been provided.

Income Taxes
No provision has been made for federal income taxes, as the income or loss of the Company was included in the tax returns of the individual members during the periods presented. In July 2006, the Financial Accounting Standards Board (FASB) issued FASB ASC Topic 740, Income Taxes, which clarifies the accounting for uncertainties in income taxes recognized in the financial statements. ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of ASC 740 and in subsequent periods. As of and for the periods ended September 30, 2013 and December 31, 2012, the Company did not have any uncertain tax positions, and therefore no adjustments have been made to the financial statements.

The Company’s income tax return for the year ended December 31, 2012 remains subject to potential examination by major tax jurisdictions. Until 2012, the Company was a single-member LLC and was disregarded for tax purposes.

Financial Instruments and Concentration of Credit Risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents that may exceed federally insured limits and trade receivables. The cash and cash equivalents positions are held in financial institutions with high credit ratings. The Company's accounts receivable and sales have concentrations in the oil and natural gas industry, and the customer base consists primarily of small to large independent oil and natural gas producers. While the Company believes its recorded receivables will be collected, no assurance of collection can be given.

Customers comprising greater than 10% of receivables at September 30, 2013 and December 31, 2012 were as follows:

September 30, 2013		December 31, 2012
Customer A	14.3%	Customer A	10.0%
Customer B	11.6%	Customer B	11.7%
Customer C	26.4%	Customer C	25.6%
		Customer D	21.6%

MidCentral Energy Services, LLC and Affiliate

Notes to Combined and Consolidated Financial Statements

Customers comprising greater than 10% of sales for the nine months ended September 30, 2013 and year ended December 31, 2012 were as follows:

September 30, 2013		December 31, 2012
Customer A	16.4%	Customer A	33.3%
Customer B	25.8%	Customer B	15.5%
Customer C	10.2%	Customer C	14.0%

Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, or other sources are recorded when it is probable that a liability will be incurred and the amount can be reasonably estimated.

3.	Property and Equipment

Property and equipment consists of the following:

	September 30, 2013	December 31, 2012
Light-duty trucks	$748,378	$283,389
Machinery and equipment	4,685,203	2,005,031
Office furniture and equipment	55,996	24,941
Trailers	137,950	137,950
Rental iron	2,945,483	—
Leasehold improvements	113,412	73,327
Less accumulated depreciation	(1,409,797)	(751,086)
	$7,276,625	$1,773,552

Depreciation expense charged to operations totaled $675,664 and $472,885 for the periods ended September 30, 2013 and December 31, 2012, respectively.

4.	Debt

The Company has financing notes with various lending institutions for certain property and equipment. These notes range from 36-48 months in duration and mature May 2016 through April 2018 and carry interest rates ranging from 5.75% to 10.29%. All notes are associated with specific capital assets and are collateralized by the specific assets being financed. All notes are also personally guaranteed by the Class A Shareholders.

The following is a schedule by years of minimum principal payments required under the notes payable as of September 30, 2013:

Year Ending September 30,	Amount
2014	$751,300
2015	753,195
2016	695,294
2017	183,265
2018	71,290
$2,454,344

MidCentral Energy Services, LLC and Affiliate

Notes to Combined and Consolidated Financial Statements

5.	Capital Leases

The Company entered into capital leases for the acquisition of Semi-Tractor (machinery and equipment) and trailers. The leases were evaluated by management and determined to meet the criteria of capital leases. The terms of the leases were for 36 months. As of September 30, 2013 all of the capital leases have either expired or have been purchased out by the Company. As of December 31, 2012, there were capital leases outstanding in the amount of $93,431, which are recorded as maturities of long-term debt. All of the capital leased assets are recorded on the balance sheet as other property and equipment.

6.	Members’ Equity

The interests in the Company are denominated in “Shares,” which govern the members’ relative rights to vote with respect to matters affecting the Company and to share in allocations of the Company’s Net Profit or Net Loss and distributions from the Company from time to time, in each case to the extent and in the manner provided in the MCE Operating Agreement. The Company has three classes of Shares: “Class A Shares”, “Class B Shares” and “Class C Shares."

7.	Commitments and Contingencies

Leases
The Company leases office space, shop space, and housing under non-cancelable operating leases, which provide for minimum annual rentals. Future minimum obligations under these lease agreements are as follows at September 30, 2013:

Year Ending September 30,	Amount
2014	$74,625
2015	1,275
$75,900

Rent expense incurred was $86,086 and $48,000 for the periods ended September 30, 2013 and December 31, 2012, respectively.

8.	Factoring Payable

The Company entered into a secured borrowing agreement to factor the accounts receivable of the Company. The agreement allows the Company to borrow against certain accounts receivable. The Company receives 90% funding immediately, and 10% is held in a reserve account with the factoring company for each invoice that is factored. The customers remit payment directly to the factoring company. Based on the number of days until collection, there is a tiered interest schedule (rates increase each 15 days up to a maximum of 5%) that is charged against the Company’s reserve account. The remaining amount in the reserve account is then released to the Company on a weekly basis as collections occur. If a receivable is not collected within 90 days, the receivable is repurchased by the Company out of either the Company’s reserve fund or current advances. Fees of $249,491 and $276,547 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, and are included in interest expense. The Class A Shareholders personally guarantee this note.

MidCentral Energy Services, LLC and Affiliate

Notes to Combined and Consolidated Financial Statements

9.	Accrued Liabilities

Accrued liabilities consist of the following:

	September 30, 2013	December 31, 2012
Compensated absences	$45,353	$81,200
Salaries and commissions	185,854	231,964
Factoring fees	29,000	24,300
Other expenses	166,315	62,021
Interest payables	6,681	—
Sales tax payables	32,844	20,276
Credit card payables	36,587	43,566
	$502,634	$463,327

10.	Discontinued Operations

The Company sold Danny’s Oilfield Trucking, LLC (“DOT”), April 22, 2012. The results of operations for DOT, LLC for 2012 were a loss of $91,770. The Company was sold for $220,000, all of which resulted in gain from the sale of intangible assets, primarily customer lists and trade name.

The Company ceased operations of Wild Horse Hard Banding, LLC (“WHHB”) during 2012. The results of operations for WHHB were a loss of $31,367.

WHDS discontinued its directional drilling business in March 2013, and began renting iron to third parties. The result of the directional drilling business was income of $261,522 during 2012. During the nine months ended September 30, 2013, WHDS directional drilling operations incurred a loss of $83,194.

Operating results of the discontinued operations have been segregated and reported separately on the statements of operations.

The following table is a summary of discontinued operations for the nine months ended September 30, 2013 and the year ended December 31, 2012.

	DOT	WHHB	WHDS	Total
2012:
Revenues	$1,641,964	$—	$1,802,405	$3,444,369
Expenses	(1,733,734)	(31,367)	(1,540,853)	(3,305,954)
Income (loss) from business operations	(91,770)	(31,367)	261,552	138,415
Gain of sale of business unit	220,000	—	—	220,000
Total	$128,230	$(31,367)	$261,552	$358,415

2013:
Revenues	$—	$—	$—	$—
Expenses	—	—	(83,194)	(83,194)
Loss from business operations	$—	$—	$(83,194)	$(83,194)

As a pass-through entity for tax purposes, all of the income/loss/gain has been passed to the individual shareholders for inclusion in their income tax returns.

MidCentral Energy Services, LLC and Affiliate

Notes to Combined and Consolidated Financial Statements

11.	Related Party Transactions

The Company has paid management fees, which are included in general and administrative expenses, to Torus, LLC, of $647,500 and $900,000 for the periods ended September 30, 2013 and December 31, 2012, respectively. Torus, LLC is the majority member of MidCentral Energy Services, LLC and the sole member of Wild Horse Drilling Systems, LLC. The Company owed Torus, LLC $88,254 and $458,331 as of September 30, 2013 and December 31, 2012, respectively.

At September 30, 2013, WHDS owed Torus Energy Services, LLC, an entity with common ownership of Torus, LLC, $253,118 for advances used for operating costs.

12.	Awards of Profit Interests

Effective January 1, 2012, a profit interest was awarded to a member of management in the form of 3,389 “Class B Shares.” The Company determined the value of the Class B Shares at January 1, 2012, and charged $2,181,000 as compensation expense, which is included in general and administrative expenses, related to the award in the year ended December 31, 2012.

Effective January 1, 2013, a profit interest was awarded to a member of management in the form of 1,286 “Class C Shares.” The Company determined the value of the Class C shares at January 1, 2013, and charged $545,000 as compensation expense, which is included in general and administrative expenses, related to the award in the nine months ended September 30, 2013.

Both of the above awards have been determined to be equity awards and are recorded in the equity section of the balance sheet.

The Company performed the share valuation of Class B and Class C securities using a two-step approach: (1) first estimate the fair value of business enterprise using three commonly used valuation techniques including the discounted cash flow (“DCF”) method under the Income Approach and guideline public company (“GPC”) and guideline transactions (“GT”) methods under the Market Approach and (2) second allocate the equity value to the various classes of securities in the capital structure using an option pricing method (“OPM”) and probability weighted expected return method (“PWERM”), with numerous unobservable inputs. Generally, a change in any of these inputs could lead to a change in the valuation of the Class B or Class C shares.

13.	Subsequent Events (Unaudited)

November 2, 1013, the owners of MidCentral Energy Services, LLC, Danny’s Energy Services, LLC, Danny’s BOP, LLC and the Sole owner of Wild Horse Drilling Systems, LLC assigned their ownership interests to MCE, LLC.

November 8, 2013, a merger was executed between MidCentral Energy Services, LLC, Danny’s Energy Services, LLC, Danny’s BOP, LLC and Wild Horse Drilling Systems, LLC, with MidCentral Energy Services, LLC being the surviving entity.

November 8, 2013, all of the interests in MCE, LLC were assigned by the members to MCE, LP, which made MidCentral Energy Services, LLC a wholly owned subsidiary of MCE, LP.

On November 12, 2013, MCE, LLC entered into a definitive agreement to contribute its interests in in MCE LP and MCE GP, LLC to NSLP in exchange for approximately$68.2 million total consideration which consists of $3.8 million in cash, and 1,947,033 NSLP common units, valued at $22.64 per unit, $6.3 million of contingent consideration and Class B Units in MCE LP retained by the MCE owners valued at $14.0 million. The transaction closed on November 12, 2013.

The Company has evaluated subsequent events through January 28, 2014 the date these combined and consolidated financial statements were able to be issued. The Company determined that there were no other non-recognized events that required disclosure.